UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

ACCELLENT INC.
(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road
Wilmington, Massachusetts		01887
(Address of principal executive offices)		(Zip Code)

(978) 570-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

Accellent Inc. (the “Company”) previously announced that it had commenced discussions with lenders under its senior secured credit facility pursuant to which it is seeking an amendment with respect to certain covenants contained in that facility relating to a maximum ratio of consolidated net debt to consolidated adjusted EBITDA (“Leverage Ratio”) and a minimum ratio of consolidated adjusted EBITDA to consolidated interest expense (“Coverage Ratio”).

In connection with such discussions, the Company is proposing that the facility be amended so that (i) the maximum Leverage Ratio is equal to 8.50 to 1.00 through the quarter ended September 30, 2008, is equal to 8.00 to 1.00 for the next four quarters and declines thereafter by 1.00x on an annual basis until September 30, 2012 and declines to 4.5x on October 1, 2012 and (ii) the minimum Coverage Ratio under the facility is equal to 1.25 to 1.00 through the quarter ended September 30, 2008, and increases on October 1 of each year through 2012 commencing October 1, 2008 to 1.35x, 1.55x, 1.75x, 2.00x and 2.10x. In addition, the proposed amendment would provide that for the revolving credit portion of the facility (i) for so long as the Leverage Ratio exceeded 8.00 to 1.00, the “Applicable Rate” as defined under the facility would be equal to 1.75% for ABR Loans and Swingline Loans and 2.75% for Eurodollar Loans (each as defined under the facility), with a 0.50% fee for undrawn commitments, (ii) for so long as the Leverage Ratio exceeded 7.00 to 1.00 but was equal to or less than 8.00 to 1.00, the Applicable Rate would be equal to 1.50% for ABR Loans and Swingline Loans and 2.50% for Eurodollar Loans, with a 0.50% fee for undrawn commitments and (iii) in all other cases the Applicable Rate and commitment fees would be as currently provided for in the facility.  The proposed amendment would also provide that for the term loan portion of the facility (i) for so long as the Leverage Ratio exceeded 8.00 to 1.00, the Applicable Rate would be equal to 1.75% for ABR Loans and 2.75% for Eurodollar Loans, (ii) for so long as the Leverage Ratio exceeded 6.00 to 1.00 but was equal to or less than 8.00 to 1.00 the Applicable Rate would be equal to 1.50% for ABR Loans and 2.50% for Eurodollar Loans and (iii) for so long as the Leverage Ratio was equal to or less than 6.00 to 1.00 the Applicable Rate would be equal to 1.25% for ABR Loans and 2.25% for Eurodollar Loans.  The Company would also pay a customary amendment fee in connection with the proposed amendment.

Any such amendment would require the consent of the holders of a majority of outstanding loans and commitments under the facility. No assurance can be made that any such amendment will be obtained on terms satisfactory to the Company, or at all. As of March 31, 2007, the Company was in compliance with all of the covenants contained in its senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007	ACCELLENT INC.

	By:	/s/ Stewart A. Fisher
		Name:	Stewart A. Fisher
		Title:	Chief Financial Officer, Executive Vice
President, Treasurer and Secretary